Exhibit 99.1

FOR IMMEDIATE RELEASE	News Release
For more information, please contact:
Ry Schwark	Joe Reinhart
Media Contact	Investor Contact
Mentor Graphics	Mentor Graphics
503.685.1660	503.685.1462
ry_schwark@mentor.com	joe_reinhart@mentor.com

Mentor Graphics Reports Preliminary Fiscal First Quarter Results

WILSONVILLE, Ore., May 5, 2011 – Mentor Graphics Corporation (Nasdaq: MENT) today reported preliminary results for its fiscal first quarter ended April 30, 2011. The company announced that it expects fiscal first quarter results to exceed prior revenues guidance with revenues of about $230 million, up over 25% from the prior fiscal first quarter ended April 30, 2010.

Non-GAAP earnings are expected to be in the range of $.18 to $.20 per share. The company expects a GAAP loss in the range of $.02 to $.06 per share driven primarily by non-cash charges associated with the retirement of the company’s previous convertible debt. For the prior fiscal year first quarter the company reported revenues of $180.6 million, a non-GAAP loss per share of $.02 and a GAAP loss per share of $.22. Bookings in the quarter grew about 7% over the prior fiscal first quarter.

“Our strategy is working. The momentum in our business from our last fiscal year continued into the first quarter with strong growth in revenues and bookings. We also achieved a non-GAAP operating margin of about 14%, and a GAAP operating margin of approximately 8% for the fiscal first quarter,” said Walden C. Rhines chairman and CEO of Mentor Graphics. “The strength of our first quarter gives us further confidence in our outlook for this fiscal year.”

For a reconciliation of GAAP to non-GAAP guidance, see “Discussion of Non-GAAP Financial Measures” below. These results are preliminary and subject to adjustment during the accounting close process. In particular, the preliminary GAAP income tax provision embedded in these results includes a number of assumptions subject to change in the normal course of the close process.

The company will report full fiscal first quarter results on May 27, 2011, before market open.

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8005 S.W. Boeckman Road • Wilsonville, OR 97070-7777 • 503-685-7000 • www.mentor.com

About Mentor Graphics
Mentor Graphics Corporation (NASDAQ: MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronic, semiconductor and systems companies. Established in 1981, the company reported revenues over the last 12 months of about $915 million. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

Fiscal Year Definition
Mentor Graphics’ fiscal year runs from February 1 to January 31. The fiscal year is dated by the calendar year in which the fiscal year ends. As a result, the first three fiscal quarters of any fiscal year will be dated with the next calendar year, rather than the current calendar year.

Important Information

On March 31, 2011, the company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the company’s upcoming 2011 annual meeting of shareholders. Shareholders are advised to read the company’s definitive proxy statement and any other relevant documents filed by the company with the SEC, before making any voting or investment decision because they contain important information. The definitive proxy statement is, and any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at http://www.sec.gov and http://www.mentor.com/company/investor_relations. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, MacKenzie Partners, Inc., by telephone at 1-800-322-2885 or by email at proxy@mackenziepartners.com.

Forward-Looking Statements

Statements in this material regarding the company’s outlook for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) weakness or recession in the US, EU, Japan or other economies; (ii) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (iii) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (iv) possible delayed or canceled customer orders, a loss of key personnel or other consequences resulting from the business disruption and uncertainty of prolonged proxy fights, offers to purchase the company’s securities or other actions of activist shareholders; (v) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vi) changes in accounting or reporting rules or interpretations; (vii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (viii) effects of unanticipated shifts in product mix on gross margin; and (ix) effects of customer seasonal purchasing patterns and the timing of significant orders, which may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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8005 S.W. Boeckman Road • Wilsonville, OR 97070-7777 • 503-685-7000 • www.mentor.com

Discussion of Non-GAAP Financial Measures
Mentor Graphics’ management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin, net income (loss), and earnings (loss) per share which we refer to as non-GAAP gross margin, operating margin, net income (loss), and earnings (loss) per share, respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, special charges, equity plan-related compensation expenses and charges, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount and premium on convertible debt, impairment of long-lived assets, impairment of cost method investments, and the equity in income or losses of unconsolidated entities (except Frontline P.C.B. Solutions Limited Partnership (Frontline)), which management does not consider reflective of our core operating business.

Identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. Special charges primarily consist of costs incurred for employee terminations due to a reduction of personnel resources driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, abandonment of in-process research and development, excess facility costs, asset-related charges, post-acquisition rebalance costs and restructuring costs, including severance and benefits. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options. For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional tax expense or benefit that we would accrue using the normalized effective tax rate described below applied to the non-GAAP results.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

•

Amortization charges for our intangible assets are excluded as they are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.

8005 S.W. Boeckman Road • Wilsonville, OR 97070-7777 • 503-685-7000 • www.mentor.com

•

Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are excluded as they are not ordinarily included in our annual operating plan and related budget due to the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers’ performance internally.

•	We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that we use in evaluating core operations in any given period.

•

Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount and premium on convertible debt are excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs are not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We do not consider the amortization of the debt discount and premium on convertible debt to be a direct cost of operations.

•

Impairment of cost method investments can occur when the fair value of the investment is less than its cost. This can occur when there is a significant deterioration in the investee’s earnings performance, significant adverse changes in the general market conditions of the industry in which the investee operates, or indications that the investee may no longer be able to conduct business. These charges are inconsistent in amount and frequency. We therefore consider our operating results without these charges when evaluating our core performance.

•

In connection with the Company’s acquisition of Valor on March 18, 2010, we also acquired Valor’s 50% interest in Frontline, a joint venture. We report our equity in the earnings or losses of Frontline within operating income. We actively participate in regular and periodic activities such as budgeting, business planning, marketing and direction of research and development projects. Accordingly, we do not exclude our share of Frontline’s earnings or losses from our non-GAAP results as management considers the joint venture to be core to our operating performance.

•

Equity in earnings or losses of unconsolidated subsidiaries, with the exception of our investment in Frontline, represents the net income (losses) in an investment accounted for under the equity method. The amounts represent our equity in the net income (losses) of a common stock investment. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts are excluded as we do not control the results of operations for these investments, we do not participate in regular and periodic operating activities and management does not consider these businesses a part of our core operating performance.

•

Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various jurisdictions in which we operate. This non-GAAP tax rate eliminates the effects of non-recurring and period specific items which are often attributable to acquisition decisions and can vary in size and frequency and considers our US loss carryforwards that have not been previously benefited. This rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP earnings per share is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

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8005 S.W. Boeckman Road • Wilsonville, OR 97070-7777 • 503-685-7000 • www.mentor.com

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

•

Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.

•

We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.

•

We perform impairment analyses on cost method investments when triggering events occur and adjust the carrying value of assets when we determine it to be necessary. Impairment charges could therefore be incurred in any period.

•	Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results.

•

Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation. In addition, if we have a GAAP loss and non-GAAP net income, our non-GAAP results will not reflect any projected GAAP tax benefits. Similarly, in the event we were to have GAAP net income and a non-GAAP loss, our GAAP tax expense would be replaced by a credit in our non-GAAP presentation.

•	Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

8005 S.W. Boeckman Road • Wilsonville, OR 97070-7777 • 503-685-7000 • www.mentor.com

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE

The following table reconciles management’s estimates of the specific items excluded from GAAP in the calculation of estimated non-GAAP net income (loss) per share for the first quarter of fiscal 2012 and the specific items excluded from GAAP in the calculation of non-GAAP net loss per share for the first quarter of fiscal 2011.

	Estimated Q1 FY12	Q1 FY11

Diluted GAAP net income (loss) per share	$ (0.06) - $(0.02)	$(0.22)
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.03	0.04
Amortization of other identified intangible assets (2)	0.02	0.03
Equity plan-related compensation (3)	0.05	0.06
Special charges (4)	0.03	0.03
Other expense, net and interest expense (5)	0.11	0.01
Non-GAAP income tax effects (6)	(0.00) - (0.02)	0.03

Non-GAAP net income (loss) per share	$0.18 - $0.20	$(0.02)

(1)	Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years.

(2)

Excludes amortization of other identified intangible assets including trade names, employment agreements, customer relationships, and deferred compensation resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. This line item also excludes amortization of purchased intangible assets identified as part of the fair value of the Frontline P.C.B. Solutions Limited Partnership investment. The purchased technology will be amortized over three years and other identified intangible assets will be amortized over three to four years.

(3)	Excludes equity plan-related compensation expense.

(4)

Excludes special charges consisting primarily of consulting fees associated with our proxy contest, costs incurred for employee rebalances (which includes severance benefits, notice pay and outplacement services), facility closures, and acquisition costs.

(5)

Adjustment for the first quarter of fiscal 2012, reflects the amortization of original issuance debt discount and premium for our 6.25% Convertible Subordinated Debentures due 2026, the amortization of original issuance debt discount for our 4.00% Convertible Subordinated Debentures due 2031and charges associated with the retirement of our 6.25% Convertible Subordinated Debentures and Term Loan. Adjustments for the first quarter of fiscal 2011, reflect the amortization of original issuance debt discount and the loss on an investment accounted for under the equity method of accounting.

(6)

Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our non-GAAP pre-tax income. The preliminary GAAP income tax provision embedded in these results includes a number of assumptions subject to change in the normal course of the close process.

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8005 S.W. Boeckman Road • Wilsonville, OR 97070-7777 • 503-685-7000 • www.mentor.com

MENTOR GRAPHICS CORPORATION

UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

Three Months Ended April 30, 2011	Estimated Q1 FY12

GAAP operating income	$17,394
Reconciling items to non-GAAP operating income:
Amortization of Frontline purchased technology and other identified intangible assets	1,242
Equity plan-related compensation	5,097
Amortization of purchased intangible assets:
Cost of revenues	3,357
Amortization of intangible assets	1,611
Special Charges	3,759

Non-GAAP operating income	$32,460

Three Months Ended April 30, 2011	Q1 FY12

GAAP operating income as a percent of total revenues	8%
Non-GAAP adjustments detailed above	6%

Non-GAAP operating income as a percent of total revenues	14%

(Mentor Graphics is a registered trademarks of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

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8005 S.W. Boeckman Road • Wilsonville, OR 97070-7777 • 503-685-7000 • www.mentor.com